ODYSSEY PICTURES CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----
Report of Independent Accountants                                     F-2

Financial Statements:
    Consolidated Balance Sheets
     as of June 30, 2000, 1999 and 1998                               F-3

    Consolidated Statements of Operations for the
     Years Ended June 30, 2000, 1999, 1998 and 1997                   F-4

    Consolidated Statements of Changes in Shareholders'
     Equity (Deficit) for the Years Ended June 30,
     2000, 1999, 1998 and 1997                                        F-5

    Consolidated Statements of Cash Flows for the
     Years Ended June 30, 2000, 1999, 1998 and 1997                   F-6 - F-7

                             WANT & ENDER, CPA, P.C.
                        386 PARK AVENUE SOUTH, SUITE 1618
                               NEW YORK, NY 10016
                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Odyssey Pictures Corporation

In our opinion, the accompanying consolidated balance sheets and related consolidated statement of operations, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Odyssey Pictures Corporation and its subsidiaries at June 30, 2000,1999 and 1998 and the results of their operations and their cash flows for the period ended June 30, 2000,1999 and 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 7 to the financial statement, the Company defaulted on payments due August and October 1996 relating to notes payable. The Company proposed to the noteholders to defer maturity of the notes and exchange exisiting warrants for shares, or cancel the notes and existing warrants in their entirety in exchange for shares. The Company offered to register any shares issued in exchange for the notes as of August 12, 1997 the date the registration becomes effective, and all but one of the noteholders agreed to exchange their notes for registered stock. The remaining notes for $50,000 (held by a single investor) have not been paid and are in default. Additionally, an unsecured note of $179,000 is also in default. At this time, the ultimate outcome of this matter cannot be determined.

As discussed in Note 8, the Company is a defendant in various lawsuits. The Company has filed counteractions and preliminary hearings and discovery proceedings on several actions are in progress. The ultimate outcome of the litigation cannot be determined at present. Not all liabilities that may result upon adjudication have been accrued in the accompanying financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency and has insufficient working capital to meet its current obligations and liquidity needs. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New York City, New York

/s/ Want & Ender, CPA
----------------------
Want & Ender, CPA, P.C.
November 16, 2000

                                      ODYSSEY PICTURES CORPORATION
                                      Consolidated Balance Sheets

                                                                             June 30,          June 30,          June 30,
Assets                                                                         2000              1999              1998
                                                                        ----------------   --------------    --------------

      Cash                                                                  $    31,215      $     4,715        $    4,331
      Accounts receivable, net of allowances
      of $0 and $0                                                              208,511           81,986             9,500
      Notes receivable                                                          149,296          131,272           100,000
      Film costs, net                                                         4,095,824        4,383,629           110,422
      Prepaid expenses and other                                                450,906          380,906             1,200
      Investments                                                             1,001,100          456,600           450,000
                                                                        ----------------   --------------    --------------

           TOTAL ASSETS                                                     $ 5,936,852      $ 5,439,108        $  675,453
                                                                        ================   ==============    ==============

Liabilities and Shareholders' Equity (Deficit)

Liabilities

      Accounts payable and accrued expenses                                 $   819,038      $   805,071        $  865,923
      Accrued wages                                                             709,545          839,185           457,794
      Accrued interest                                                          226,414          163,198            77,168
      Due to producers and participants                                         250,000          250,000           250,000
      Deferred revenues                                                          29,000           29,000            29,000
      Notes and loans payable                                                   835,680        1,192,081         1,079,000
                                                                        ----------------   --------------    --------------

      Total Liabilities                                                     $ 2,869,678      $ 3,278,535        $2,758,885
                                                                        ----------------   --------------    --------------

      Commitments and contingencies

Shareholders' Equity (Deficit)

      Preferred stock, Series A, par value $.10;
      Authorized - 10,000,000 shares
      Issued - 500,000 shares                                               $         -      $    50,000        $   50,000
      Preferred stock, Series B, par value $.10
      Authorized - 10,000,000 shares
      Issued - 4,500,000 shares                                                 450,000          450,000
      Common stock, par value $.01;
      Authorized - 40,000,000 shares
      Issued and outstanding -
      13,103,428,8,284,728 and 5,029,285                                        131,034           82,847            50,293
      Capital in excess of par value                                         34,820,445       32,704,197        27,552,973
      Accumulated deficit                                                   (32,334,304)     (31,126,471)      (29,736,698)
                                                                        ----------------   --------------    --------------
      Total shareholders' equity (deficit)                                  $ 3,067,175      $ 2,160,573       $(2,083,432)
                                                                        ----------------   --------------    --------------

           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)             $ 5,936,852      $ 5,439,108       $   675,453
                                                                        ================   ==============    ==============







                                               ODYSSEY PICTURES CORPORATION
                                           Consolidated Statements of Operations


                                                                         For the Years Ended June 30,

                                                           2000               1999               1998             1997
                                                     -----------------   ---------------    ---------------   --------------
Revenue
                                                          $   146,485       $   288,430        $    42,630      $   141,202
Expenses

       Costs related to revenues                              140,580           261,050             20,019          565,610
       Selling, general and
       administrative expenses                              1,136,617         1,282,553          1,073,134        1,678,450
                                                     -----------------   ---------------    ---------------   --------------
                                                            1,277,197         1,543,603          1,093,153        2,244,060
                                                     -----------------   ---------------    ---------------   --------------

       Operating income (loss)                             (1,130,712)       (1,255,173)        (1,050,523)      (2,102,858)

Other income (expenses)

       Other income                                                 -                 -                  -                -
       Interest income                                         25,944            15,004                  -                -
       Interest expense                                      (103,063)         (149,604)           (68,891)         (91,435)
       Loss on sale of joint venture interests                      -                 -                  -                -
       Other income                                                                                               2,263,101
                                                     -----------------   ---------------    ---------------   --------------

       Income (loss) from operations
       before provision for income taxes                   (1,207,831)       (1,389,773)        (1,119,414)          68,808
       Provision / Benefit for income taxes                         -                 -                  -                -

       NET INCOME (LOSS)                                 $ (1,207,831)      $(1,389,773)       $(1,119,414)        $ 68,808
                                                     =================   ===============    ===============   ==============

Basic income (loss) per share                                 $ (0.11)          $ (0.22)           $ (0.25)          $ 0.02

       Weighted average common
       shares outstanding                                  11,093,198         6,459,396          4,403,435        2,993,809
                                                     =================   ===============    ===============   ==============

Diluted income (loss) per share                               $ (0.11)          $ (0.22)           $ (0.25)          $ 0.02

       Weighted average common
       shares outstanding                                  11,093,198         6,459,396          4,403,435        2,993,809
                                                     =================   ===============    ===============   ==============







                                                                ODYSSEY PICTURES CORPORATION
                                             Consolidated Statements Of Changes in Shareholders' Equity (Deficit)




                                    Preferred Stock    Preferred Stock
                                       Series A           Series B          Common Stock                                   Total
                                                                                              Capital in               Shareholders'
                                                                                               Excess of    Accumulated    Equity
                                     Shares    Amount   Shares   Amount      Shares   Amount   Par Value      Deficit     (Deficit)
                                    --------  ------- --------- --------   --------- -------- -----------   ------------ -----------
Balances - June 30, 1996               -      $    -            $  -       2,591,242   25,913 $25,911,366  $(28,686,092) (2,748,813)
  Issuance of shares to officers
     in payment of notes                                                      78,948      789      44,211                    45,000
  Re-issue of unexchanged shares
    shares previously cancelled                                               65,825      659        (659)                        -
  Issuance of shares in consideration
     for services rendered                                                    43,500      435      33,665                    34,100
  Sale of shares to equity
     investors                                                               500,000    5,000     370,000                   375,000
  Net income                                                                                                     68,808      68,808
                                    --------  ------- --------- --------   --------- -------- -----------  ------------- -----------

Balances - June 30, 1997               -          -       -       -        3,279,515  $32,796 $26,358,583  $(28,617,284)$(2,225,905)

  Issuance of shares of preferred
     stock to equity investors       500,000   50,000                                             450,000                   500,000
  Issuance of shares of common stock
     in exchange for cancellation
     notes payable and other
     liabilities                                                           1,010,455   10,104     529,235                   539,339
  Issuance of shares of common stock
     to equity investors                                                      66,667      667      49,333                    50,000
  Issuance of shares of stock in
     exchange for cancellation of
     deferred compensation notes                                             667,648    6,676     165,823                   172,499
  Issuance of shares of common stock
     in consideration for service
     rendered                                                                  5,000       50                                    50
  Net loss                                                                                                   (1,119,414) (1,119,414)
                                     -------  ------- --------- --------   --------- -------- -----------  ------------- -----------

Balances - June 30, 1998             500,000  $50,000     -         -      5,029,285  $50,293 $27,552,973  $(29,736,698)$(2,083,432)

  Issuance of shares of common stock
     as partial consideration for
     loans made to company                                                    45,000      450      19,350                    19,800
  Issuance of shares of preferred
     stock for purchase of Kimon film
     library and other assets                         4,500,000  450,000                        4,050,000                 4,500,000
  Issuance of shares to officers in
     payment of notes                                                        830,055    8,301     251,943                   260,244
  Issuance of shares of common stock
     in consideration for barter
     services to be rendered                                                 200,000    2,000      86,000                    88,000
  Issuance of shares in consideration
     for legal services rendered                                             100,000    1,000      39,000                    40,000
  Issuance of shares of common stock
     to equity investors                                                   1,500,000   15,000     425,693                   440,693
  Issuance of shares of common stock
     to officer as contract signing bs                                        50,000      500      16,500                    17,000
  Issuance of shares in consideration
     for services to be rendered                                             181,667    1,816     104,000                   105,816
  Issuance of shares of common stock
     in full satisfaction of a loan
     and accrued interest                                                    348,721    3,487     158,738                   162,225
  Net loss                                                                                                   (1,389,773) (1,389,773)
                                    --------  ------- --------- -------- ----------- -------- -----------  ------------- -----------
  Balances - June 30, 1999           500,000  $50,000 4,500,000 $450,000   8,284,728 $ 82,847 $32,704,197  $(31,126,471) $2,160,573

  Issuance of shares of common stock
     as partial consideration for
     loans made to company                                                 3,000,000   30,000   1,170,000                 1,200,000
  Issuance of shares of common stock
     to equity investors            (500,000) (50,000)                     1,818,700   18,187     946,246                   914,433
  Net loss                                                                                                   (1,207,831) (1,207,831)
                                    --------  ------- --------- -------- ----------- -------- ------------ ------------- -----------
Balances - June 30, 2000                  -        -  4,500,000 $450,000  13,103,428 $131,034 $34,820,443  $(32,334,302) $3,067,175
                                    ========  ======= ========= ======== =========== ======== ============ ============= ===========






                                              ODYSSEY PICTURES CORPORATION
                                          Consolidated Statements of Cash Flows


                                                                                   For the Years Ended June 30,

                                                                       2000           1999          1998          1997
                                                                    ------------  ------------- -------------  -----------
Cash Flows From Operating Activities:
      Net income (loss)                                             $(1,207,831)   $(1,389,773) $ (1,119,414)    $ 68,808
      Adjustments to reconcile net income (loss)
      to net cash used in
      operating activities:
         Amortization of film costs                                     318,387        162,931        36,976    1,660,440
         Additions to film costs                                        (30,583)      (153,179)      (26,926)    (779,944)
         Other depreciation and amortization                                            21,500        10,961       18,963
         Issuance of shares of common stock in consideration
         for services rendered                                                          76,816            50       34,100
      Changes in assets and liabilities:
         Accounts receivable, net                                      (126,525)       (72,486)      282,751      704,323
         Notes receivable and advances                                  (18,024)       (31,272)      200,000     (300,000)
         Prepaid expenses and other                                     (70,000)       (10,165)        5,837         (536)
         Accounts payable and accrued expenses                           13,967        (60,852)      272,240      219,035
         Due to producers and participants                                                   -      (310,499)  (2,924,643)
         Deferred revenues                                                                   -         9,200       16,800
         Accrued wages                                                 (129,640)       381,391       121,798      318,624
         Accrued interest                                                63,217        113,255        12,567       18,329
                                                                    ------------  ------------- -------------  -----------

             Net cash used in operating activities                   (1,187,032)      (961,834)     (504,459)    (945,701)
                                                                    ------------  ------------- -------------  -----------

Cash Flows From Investing Activities:
      Purchase of stock in E-3 Sports New Mexico, Inc.                                  (6,600)
      Acquisition of fixed assets (Purchase Pooling)                   (544,500)                                   (8,480)
                                                                    ------------  ------------- -------------  -----------

             Net cash used in investing activities                     (544,500)        (6,600)            -       (8,480)
                                                                    ------------  ------------- -------------  -----------

Cash Flows From Financing Activities:
      Payment of note payable in settlement of Generale
        Bank litigation                                                                      -       (25,000)           -
      Net proceeds from private placement sale of common stock        1,200,000        440,693             -      375,000
      Net proceeds/payments - notes and loans payable                  (356,401)       528,125       (25,000)     125,000
      Issuance of shares of preferred stock to equity investors               -              -       500,000            -
      Issuance of shares of common stock to equity investors            914,433              -        50,000            -
                                                                    ------------  ------------- -------------  -----------

      Net cash provided by financing activities                       1,758,032        968,818       500,000      500,000
                                                                    ------------  ------------- -------------  -----------

      Net increase (decrease) in cash                                    26,500            384        (4,459)    (454,181)
      Cash at beginning of period                                         4,715          4,331         8,790      462,971
                                                                    ------------  ------------- -------------  -----------

      Cash at end of period                                              31,215        $ 4,715       $ 4,331      $ 8,790
                                                                    ============  ============= =============  ===========











                                              ODYSSEY PICTURES CORPORATION
                                          Consolidated Statements of Cash Flows


                                                                                 For the Years Ended June 30,
                                                                       2000          1999           1998         1997
                                                                   ------------- -------------  ------------- ------------
Supplemental Disclosures of Cash Flow Information:

Non-cash transactions:

      Issuance of shares of preferred stock for purchase of
          Kimon film library and other assets                                      $4,500,000
                                                                                 =============
      Issuance of shares in consideration for services
          rendered and to be rendered                                              $  250,816      $      50     $ 34,100
                                                                                 =============  ============= ============
      Issuance of shares of common stock in full satisfaction
          of loans and accrued interest                                            $  162,225      $ 539,338
                                                                                 =============  =============
      Issuance of shares of common stock as partial
          consideration for loans made to company                                  $   19,800
                                                                                 =============
      Issuance of shares to officers in payment of notes
          in 2000 (1999) and deferred compensation
          (1998 and 1997)                                             $ 252,187    $  260,244      $ 172,499     $ 45,000
                                                                   ============= =============  ============= ============
      Issuance of note payable to purchase stock in
          E-3 Sports New Mexico, Inc.                                                              $ 135,000
                                                                                                =============
      Issuance of note payable to purchase stock in
          Media Trust S.A.                                                                         $ 315,000
                                                                                                =============

Cash paid during the year for:

      Interest                                                        $       -    $        -      $  18,476     $ 48,240
                                                                   ============= =============  ============= ============

      Income taxes                                                    $       -    $        -      $       -     $      -
                                                                   ============= =============  ============= ============


















